SCHEDULE
14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement

( )  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

(X)  Definitive Proxy Statement

( )  Definitive Additional Materials

( )  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Peoples Telephone Company, Inc.
(Name of Registrant as Specified in Its Charter)

Peoples Telephone Company, Inc.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X ) No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

( )  Fee paid previously with preliminary materials

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                         PEOPLES TELEPHONE COMPANY, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on July 14, 1997
                            ________________________

             TO THE SHAREHOLDERS OF PEOPLES TELEPHONE COMPANY, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Telephone Company, Inc. (the "Company") will be held on Monday, July 14, 1997 at 10:00 a.m., at the Radisson Mart Plaza Hotel at 711 Northwest 72nd Avenue, Miami, Florida 33126, for the following purposes:

1. To elect three persons to the Company's Board of Directors (with the holders of Common Stock and Series C Cumulative Convertible Preferred Stock voting together as a single class), as more fully described in the accompanying Proxy Statement, to hold office until the next Annual Meeting and until their respective successors are duly elected and qualified; and

2. To consider and vote upon a proposal to approve the adoption of the 1997 Incentive Plan; and

3. To transact all other business that may properly come before the Annual Meeting and all adjournments of the Annual Meeting.

     The Board of Directors has fixed the close of business on Tuesday, June 3, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                            By Order of the Board of Directors,



                            /s/ Francis J. Harkins
                            Francis J. Harkins, Vice President and Secretary

June 13, 1997



THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON SHOULD PROMPTLY EXECUTE AND RETURN THE ENCLOSED PROXY CARD. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         PEOPLES TELEPHONE COMPANY, INC.
                                 PROXY STATEMENT
                             _______________________

                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On July 14, 1997
                             _______________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Peoples Telephone Company, Inc., a New York corporation (the "Company"), of proxies from the holders of common stock, par value $.01 per share ("Common Stock"), and Series C Cumulative Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Monday, July 14, 1997 (the "Annual Meeting") and at any adjournments or postponements of the Annual Meeting.

     The Annual Meeting will be held at the Radisson Mart Plaza Hotel at 711 Northwest 72nd Avenue, Miami, Florida 33126, on Monday, July 14, 1997, at 10:00 a.m. It is expected that this Proxy Statement and a proxy will be mailed to the shareholders of the Company on or about June 13, 1997. The principal executive offices of the Company are located at 2300 N.W. 89th Place, Miami, Florida 33172.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     The Company has currently outstanding 150,000 shares of Series C Preferred Stock. The holders of the Series C Preferred Stock are currently entitled to elect two members of the Board. The terms of the Series C Preferred Stock also provide that as long as the Series C Preferred Stock is entitled to elect at least one director, the Board shall consist of no more than six directors. The holder of the Series C Preferred Stock has elected Mr. Charles J. Delaney and Mr. Justin S. Maccarone to serve on the Board and has informed the Company that it intends to re-elect such directors.

     The holders of the Series C Preferred Stock are entitled to vote on all matters submitted to the shareholders of the Company for a vote together with the holders of the Common Stock, voting together as a single class, with each share of Common Stock entitled to one vote per share and each share of Series C Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Series C Preferred Stock.

     In accordance with the Bylaws of the Company, the Board has fixed the close of business on June 3, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. Each shareholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy-holders or to the Company at any time before it is voted. Unless specific voting instructions are indicated on the proxy, proxies which are properly executed will be voted FOR the proposals set forth on the proxies. Although a shareholder may have given a proxy, the shareholder may nevertheless attend the meeting, revoke the proxy and vote in person. As of the date of this Proxy Statement, the Board knows of no business other than the proposals described herein which is to be submitted to the shareholders of the Company at the Annual Meeting.

     At the close of business on June 3, 1997, there were 16,195,434 shares of Common Stock outstanding and 150,000 shares of Series C Preferred Stock (convertible into 2,857,143 shares of Common Stock) outstanding. Every holder of record of Common Stock or Series C Preferred Stock of the Company at the close of business on June 3, 1997 is entitled to notice of the meeting and to vote, in person or by proxy, one (1) vote for each share of Common Stock and 19.04762 votes for each share of Series C Preferred Stock, as the case may be, held by such holder. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Under the laws of the State of New York (in which the Company is incorporated), the election of directors requires a plurality of the votes cast with respect to the election of directors at the Annual Meeting, while the approval of the 1997 Incentive Plan will require the affirmative vote of a majority of the total outstanding shares entitled to vote thereon. As to the election of directors, abstentions and broker non-votes (instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) will not affect the outcome of such voting. As to the approval of the 1997 Incentive Plan, however, abstentions and broker non-votes will have the same effect as a vote against the proposal. Abstentions and broker non-votes will be counted in the determination of a quorum. The Company has been informed that the holder of the Series C Preferred Stock will cast its 2,857,143 votes in favor of the proposals set forth herein.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     As discussed under "Outstanding Stock and Voting Rights," the holders of the Series C Preferred Stock have the right to elect two of the directors of the Company. With regard to the remaining directors, the Board of Directors has nominated the three persons listed below to serve as directors of the Company until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. Proxies cannot be voted for more than three persons. With the exception of Mr. Robert E. Lund and Mr. E. Craig Sanders, none of the nominees listed below or the directors elected by the holders of the Series C Preferred Stock is a current or former employee of the Company or its subsidiaries. It is intended that proxies will be voted for the nominees listed below, all of whom are presently serving as directors of the Company.

     To the best of the Company's knowledge, each of the nominees for director is able and intends, if elected, to serve on the Board of Directors. If, prior to the Annual Meeting, any of the nominees should become unable to serve for any reason, the persons named as proxies will have full discretion to vote for all other persons who are nominated. The names and ages of, and certain other information about, the nominees for election are set forth below:

     Jody Frank, age 45, has served as a director of the Company and its predecessor since September 1986. Since February 1990, he has been a vice president of Shearson Lehman Inc. and, after Smith Barney Inc. acquired the assets of Shearson Lehman Inc. in 1994, of Smith Barney Inc.

     Robert E. Lund, age 53, was elected as a director of the Company in May 1994. Since December 1996, he has served as Chief Executive Officer of Intrepid Tech, Inc., a technology services company. He served as Chief Executive Officer of the Company from November 1995 until May 1996 and as President from February 1996 until May 1996. From December 1994 through December 1995, Mr. Lund served as President and Chief Executive Officer of S2 Software, Inc., a software company. Mr. Lund served as Chief Operating Officer of Newtrend, L.P., a provider of software and professional services, from February 1993 until October 1994 (when Newtrend, L.P. was sold). From 1990 to 1992, Mr. Lund was Chairman and Chief Executive Officer of International Telecharge, Inc., a telecommunications company.

     E. Craig Sanders, age 52, has served as President, Chief Executive Officer and a director of the Company since May 1996. From 1995 to 1996, Mr. Sanders was a partner of PSN Ventures, L.L.C., a company which identifies investment opportunities in the telecommunications industry. From 1994 to 1995, Mr. Sanders served as Chairman and Chief Executive Officer of Matrix Telecom, Inc., a privately held long distance company. From 1982 to 1994, Mr. Sanders was an employee of Sprint Corporation, and held the office of Senior Vice President for Product Management from 1991 until 1994.

The Board of Directors recommends a vote FOR the proposal to elect the three nominees to the Board.

     As discussed under "Outstanding Stock and Voting Rights" above, the holder of the Series C Preferred Stock has indicated to the Company that it intends to re-elect Mr. Charles J. Delaney and Mr. Justin S. Maccarone to serve as directors of the Company. Certain information about Messrs. Delaney and Maccarone is set forth below:

     Charles J. Delaney, age 37, has served as a director of the Company since July 1995. Since January 1993, Mr. Delaney has been President of UBS Capital LLC, a wholly-owned subsidiary of Union Bank of Switzerland and an affiliate of UBS Partners, Inc., the holder of the outstanding Series C Preferred Stock. Since May 1989, Mr. Delaney has been Managing Director in charge of the Leveraged Finance Group of the Corporate Banking Division of Union Bank of Switzerland. Mr. Delaney is also a director of Specialty Foods Corporation, SDW Holding Corporation, RU Corporation, Van deKamps Inc. and Cinnabon International, Inc.

     Justin S. Maccarone, age 38, has served as a director of the Company since June 1996. Since 1993, Mr. Maccarone has been a Managing Director of UBS Capital LLC, an affiliate of UBS Partners, Inc. Before that time, Mr. Maccarone was a Senior Vice President of GE Capital Corporation. Mr. Maccarone is also a director of American Sports Product Group, Inc., Astor Corporation, Communication Supply Corporation and Cinnabon International, Inc.

                                   PROPOSAL 2

                         APPROVAL OF 1997 INCENTIVE PLAN

     The Board has adopted, subject to shareholder approval, a new Incentive Plan (the "1997 Incentive Plan"). The purposes of the 1997 Incentive Plan are
(a) to promote the identity of interests between shareholders and employees by encouraging and creating significant ownership of Common Stock of the Company by officers and other employees of the Company and its subsidiaries, (b) to attract and retain the services of qualified and capable employees, upon whose judgment, talents and special effort the successful conduct of the Company's operations and its plans to return to profitability are largely dependent, and (c) to provide additional incentives and motivation toward targeted superior performance.

     To further the objective of linking compensation to corporate performance, the 1997 Incentive Plan is designed to provide meaningful incentive opportunities for employees who are responsible for the success of the Company and who are in a position to make significant contributions towards its objectives. The Board believes that stock options and other awards under the 1997 Incentive Plan will be an extremely important component of compensation paid by the Company. Such awards are intended to attract and motivate high caliber management and employees, to reward the extraordinary efforts required of the Company's management and employees to return the Company to profitability and to enhance the Company's ability to retain such personnel. It is the current intention of management that stock options be granted to executives and other employees as an incentive to meet certain operational and financial performance goals. Subsequent grants will in large part depend on the achievement of those goals.

     The 1997 Incentive Plan has been designed to preserve for the Company the federal income tax deduction for certain types of compensation paid under the plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), including performance awards, options, stock appreciation rights, and other stock-based awards.

No Further Awards

     If approved by the shareholders, the 1997 Incentive Plan will replace the Company's current 1987 Non- Qualified Stock Option Plan, 1987 Non-Qualified Stock Option Plan for Non-Employee Directors and 1994 Stock Incentive Plan, and no further awards will be made under such plans.

     A copy of the 1997 Incentive Plan is included as an exhibit to this proxy statement, and the summary of the plan set forth below is qualified in its entirety by reference to the complete plan.

General

     The 1997 Incentive Plan provides for the grant of performance awards, stock options, stock appreciation rights, dividend equivalents, and other stock-based awards, or combinations of these awards. The 1997 Incentive Plan has been designed to provide the Company flexibility to design incentive compensation programs which encourage enhanced employee and Company performance. The individuals eligible to participate in the 1997 Incentive Plan are the directors, officers, and other employees and consultants of the Company and its subsidiaries whose performance significantly contributes to the success of the Company. The Company currently has five directors, eleven officers and approximately 450 non-officer employees. Generally, awards are granted for no consideration other than services. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award under the 1997 Incentive Plan, other awards under other plans of the Company, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

     A total of 1,350,000 shares of Common Stock are reserved and available for awards under the 1997 Incentive Plan. Shares forfeited, or related to an award which terminates without issuance of shares, will again be available for issuance under the 1997 Incentive Plan. The closing price of a share of the Company's Common Stock on the American Stock Exchange on June 3, 1997 was $3.38.

     A maximum of 500,000 shares (or the equivalent fair market value thereof for awards payable other than in shares but valued by reference to shares) may be made subject to performance awards and other stock-based awards subject to performance criteria in any year. The maximum payout of such awards in any year may not exceed 150% of the amount thereof, or 750,000 shares in the aggregate and 187,500 shares to any individual. A maximum of 750,000 shares may be made subject to options or stock appreciation rights in any year. No participant may receive awards covering or representing more than 25% of the maximum number of shares which may be made subject to such types of awards in any year. Notwithstanding the foregoing, awards of Options granted in connection with an employee's initial employment by the Company shall not count toward or be subject to such limitations, in which case the effective limitation would be the then available number of shares under the 1997 Incentive Plan.


     No awards have been granted under the 1997 Incentive Plan. Except as described below, because awards under the 1997 Incentive Plan are within the discretion of the Compensation Committee of the Board (the "Committee"), benefits that would have been received by participants in the last fiscal year if the 1997 Incentive Plan had been in effect, and benefits that will be received by participants in the future, are not determinable.

     Pursuant to employment agreements entered into during 1996, the Company has agreed to grant stock options with respect to Common Stock as follows:


                      Number of Securities  Exercise   Vesting     Expiration
Name and Position      Underlying Option     Price      Date(1)       Date
-----------------    ---------------------  --------  ---------   -------------
                                           ($/Share)
E. Craig Sanders           100,000           $2.50     12/31/96    07/31/2006
 President and Chief       100,000            4.25     12/31/96    07/31/2006
 Executive Officer         100,000            5.25     12/31/97    07/31/2006
                           100,000            6.25     12/31/97    07/31/2006
                           200,000            7.25     12/31/98    07/31/2006

Neil N. Snyder III          33,333            3.38     12/31/97    09/13/2001
 Executive V. P. and        33,333            4.25     12/31/97    09/13/2001
 Chief Operating Officer    33,333            5.25     12/31/98    09/13/2001
                            33,333            6.25     12/31/98    09/13/2001
                            66,668            7.25     12/31/99    09/13/2001

______________________________
(1)     All options vest immediately upon a change in control of the Company.

     It is anticipated that 500,000 of Mr. Sanders' options and all of Mr. Snyder's options will be issued under the 1997 Incentive Plan. The balance of Mr. Sanders' options were issued under the Company's 1987 Non-Qualified Stock Option Plan. As of June 3, 1997, the market value of the shares underlying the options of Mr. Sanders and Mr. Snyder was $3.38 per share based upon the closing price of the Company's Common Stock on the American Stock Exchange.

Administration

     The 1997 Incentive Plan will be administered by the Committee, consisting of two or more directors each of whom must be an "Outside Director" within the meaning of Section 162(m) of the Code and the regulations thereunder and a "Non-Employee Director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee, which currently consists of three such directors, is authorized to designate participants, determine the type and number of awards to be granted, set terms and conditions of awards, and make all determinations which may be necessary or advisable for the administration of the 1997 Incentive Plan.

Stock Options and SARs

     Stock options, including incentive stock options ("ISOs") and non-qualified stock options, entitle the participant to purchase shares of Common Stock at prescribed prices. Stock appreciation rights ("SARs") entitle the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. SARs may be granted alone or in tandem with options. The exercise price of an option and the grant price of an SAR may not be less than the fair market value per share of the Common Stock on the date of grant. The majority of options granted under the Company's current policy are granted at prices above fair market value and vest over an extended period of time (e.g., five years). Stock options and SARs are exercisable at such times and subject to such terms and conditions as established by the Committee, except no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, Common Stock, outstanding awards or other property as the Committee may determine from time to time. It is anticipated that stock options will constitute the principal form of compensation under the 1997 Incentive Plan; however, the mix of award types is subject to Committee discretion and ultimately may vary.

Performance Awards

     Performance awards confer upon a participant rights payable or exercisable based on the attainment of certain performance objectives during specified awards periods. Performance awards may be denominated in shares of Common Stock, may be payable in cash, other awards or other property, and may be subject to such forfeiture conditions, restrictions, and other terms as the Committee may specify.

     Performance awards have not heretofore been utilized by the Company for incentive compensation. If utilized in the future, it is currently anticipated that the Committee will establish at the beginning of each fiscal year written goals and target incentive awards for participants, including the officers named in the Summary Compensation Table, based on performance in the following areas: revenue enhancement, net income, earnings before interest, taxes, depreciation and amortization (EBITDA), cost reduction, margin improvement, selling, general and administrative expenses, return on equity, return on investment, and sales growth. The targeted awards would be established based upon a percentage of base salary and payouts of awards would be based on the degree of achievement of the relevant performance goals, subject to minimums and maximums. Before any payment of a performance award could occur, the Committee would have to certify that the performance goals had been satisfied. The Committee believes that it would be inappropriate to disclose specific goals which are confidential business information, the disclosure of which would adversely affect the Company and its shareholders. It is currently anticipated that annual payouts, if performance awards were utilized by the Company, would not exceed 100% of a participant's base salary. Based upon the current base salary of the Company's current Chief Executive Officer and the other executive officers identified in the Summary Compensation Table, the maximum annual performance award which could be earned by a participant in the 1997 Incentive Plan would be $300,000. Assuming growth in the target awards to reflect inflation and competitive practice, the maximum annual performance award payable to a participant in the 1997 Incentive Plan could rise to $356,000 during the next five years.

     The same performance criteria and limits would be applicable to other stock-based awards subject to performance criteria.

Dividend Equivalents

     Dividend equivalents confer on participants the right to receive, currently or on a deferred basis, cash, stock, other awards, or other property equal in value to dividends paid on a specific number of shares. Dividend equivalents may be paid directly to participants or may be deemed to be reinvested in additional stock awards or otherwise. The Company has never paid a dividend on its Common Stock and has not heretofore utilized dividend equivalents for incentive compensation.

Other Stock-Based Awards

     The Committee may also grant awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee determines the terms and conditions of such awards, including any consideration to be paid to exercise awards, any performance objectives to be attained, the period during which awards will be outstanding, and forfeiture conditions and restrictions. The Company has not heretofore utilized other stock-based awards for incentive compensation.

Other Terms of Awards

     Awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of interest or dividend equivalents on any deferred amounts. The Committee may place shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1997 Incentive Plan.

     Awards may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution. A participant may designate a beneficiary to exercise such person's rights and receive distributions under the 1997 Incentive Plan upon such person's death.

Amendment, Termination and Adjustments; No Repricing

     The Board may amend, suspend or terminate the 1997 Incentive Plan without the consent of shareholders or participants, except that shareholder approval will be sought within one year after such Board action if shareholder approval is required by any applicable law or regulation or rule of a stock exchange, or if the Board in its discretion determines that obtaining such approval is advisable. The Committee may also amend, accelerate, suspend or terminate any outstanding award and any related agreement; provided, however, that the Committee may not, without the approval of the shareholders, reduce the exercise price of an outstanding stock option or cancel an outstanding option and replace it with an option having a lower exercise price (except as provided in the following paragraph). No amendment or termination may impair the rights of a participant under any outstanding award without his or her consent. The 1997 Incentive Plan will continue until such time as it is terminated by the Board.

     In the event of certain changes affecting the shares of Common Stock (such as a stock dividend or distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event), the Committee may adjust the aggregate number or kind of shares which may be issued under the 1997 Incentive Plan and terms of outstanding awards as it deems to be appropriate in order to prevent dilution or enlargement of participants' rights under the 1997 Incentive Plan. The Committee may also make adjustments in the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Company or any subsidiary or their financial statements or changes in applicable laws, regulations, or accounting principles.

Federal Income Tax Implications

     The Company believes that under present law, the following federal income tax consequences generally arise with respect to awards granted under the 1997 Incentive Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock acquired on the date of the exercise, and upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant's disposition of shares acquired upon the exercise of an option, SAR, or other stock-based award in the nature of a purchase right generally will result in short-term or long-term capital gain or loss (except in the event that shares issued pursuant to the exercise of an ISO are disposed of within two years after the date of grant or within one year after the transfer of the shares to the participant) measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

     With respect to awards granted under the 1997 Incentive Plan that may be settled either in cash or in Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property received less any amount paid therefor. The Company will be entitled to a deduction for the same amount. With respect to awards involving Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received less any amount paid therefor at the time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the same amount at the same time the participant recognizes ordinary income. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, in which case the Company will be entitled to a deduction at the same time.

     In each instance described above, the deduction available to the Company may be limited, as to the Chief Executive Officer and the Company's four other most highly compensated executives, by Section 162(m) of the Code, which places a $1 million limit on the deduction that may be taken for compensation paid to any such officer unless such compensation is based on the attainment of "objective" performance goals established in advance by a committee of two or more outside directors, and paid pursuant to a plan approved by shareholders. The 1997 Incentive Plan is designed to enable the Company to meet the requirements for deductibility as to performance awards, stock options, SARs, and other performance-based awards subject to performance criteria if the 1997 Incentive Plan is approved by shareholders.

     The foregoing provides only a general description of the applicability of federal income tax laws to certain types of awards under the 1997 Incentive Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute or within six months of an exempt grant of a derivative security under the 1997 Incentive Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

The Board of Directors unanimously recommends a vote "FOR" approval of the 1997 Incentive Plan.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Pursuant to employment agreements entered into during 1996, the Company has agreed to grant stock options to executive officers E. Craig Sanders and Neil N. Snyder III. A portion of Mr. Sanders' options and all of Mr. Snyder's options will be issued under the 1997 Incentive Plan. See Proposal 2, Approval of 1997 Incentive Plan--General.


                      MEETINGS AND COMMITTEES OF THE BOARD

     Fourteen meetings of the Board of Directors were held during 1996. Each of the directors of the Company participated, during the period of 1996 when he was a director, in at least 75% of the total of the meetings of the Board of Directors and the meetings of the committees on which the Board member served. For the Board of Directors as a whole, average attendance at Board and committee meetings during 1996 was 95%.

     The Compensation Committee held five meetings during 1996. The Compensation Committee's responsibilities include, among other things, recommending salary adjustments, establishing bonuses, granting options to employees and determining the terms of those options. No additional fees were paid to directors for serving on the Compensation Committee in 1996. The members of the Compensation Committee are Messrs. Delaney, Frank and Maccarone.

     The Audit Committee held two meetings during 1996. The Audit Committee's responsibilities include, among other things, recommending independent auditors to the Board, reviewing the scope of audit functions of the independent auditors and reviewing audit reports rendered by the independent auditors. The members of the Audit Committee are Messrs. Delaney, Lund and Maccarone.

     The full Board of Directors, a majority of which are non-employee directors, acts as the Nominating Committee and nominated directors for election at the 1997 Annual Meeting of Shareholders. The Board of Directors will consider nominees for director that are recommended by shareholders. Nominees for election at the 1998 Annual Meeting of Shareholders should be submitted to the Board of Directors not later than February 13, 1998.

Director Compensation

     Currently, all directors receive, as compensation for serving on the Board of Directors, $500 per person for each meeting attended telephonically and $1,000 per person for each meeting attended in person. Upon election (or re-election) by the shareholders of the Company at an annual meeting of shareholders, pursuant to the terms of the Company's 1993 Non-Employee Director Stock Option Plan, each non-employee director of the Company receives an option to purchase 10,000 shares of Common Stock of the Company. Non-employee directors who are chosen to fill a newly created directorship or vacancy in the Board of Directors are also granted an option to purchase 10,000 shares of Common Stock of the Company. The exercise price of any option granted to directors is the fair market value of the Common Stock of the Company on the date the option is granted. All of the directors of the Company are reimbursed for all travel and other expenses incurred in attending meetings. Pursuant to an agreement with the Company, director Jody Frank received $10,000 in 1996 for services as a director, in addition to the compensation described above. No further payments by the Company are called for under such agreement.


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                                       10

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The  following  table  sets  forth  certain   information   concerning  the
beneficial  ownership  of the  Common  Stock of the  Company  as of June 3, 1997
(except as  otherwise  indicated)  by (i) each  person  known by the  Company to beneficially  own more than five percent of the outstanding  Common Stock of the
Company,  (ii) each current director,  (iii) each executive officer named in the
Summary Compensation Table included elsewhere herein, and (iv) all directors and executive officers of the Company,  as a group.  Except as otherwise  indicated, the  persons  named in the table  have sole  voting  and  investment  power with respect to the shares shown as beneficially owned by them.

                                Amount and Nature of
Name of Beneficial Owner       Beneficial Ownership(1)       Percent of Class
------------------------       -----------------------       -----------------
Charles J. Delaney                     -                            -
Jody Frank                          234,262(2)(3)                  1.44%
Robert E. Lund                      111,350(2)                      *
Justin S. Maccarone                    -                            -
E. Craig Sanders                    200,000(4)                     1.22%
Bonnie S. Biumi                     100,000(4)                      *
Lawrence T. Ellman                   45,000(4)                      *
Bruce W. Renard                      85,000(4)                      *
C. Keith Pressley                     5,000(4)                      *
All directors and
 executive officers as a group      780,612                        4.63%
  (11 persons)

Heartland Group
790 N. Milwaukee Street
Milwaukee, Wisconsin 53202        3,858,100(5)(6)                 23.82%

UBS Partners, Inc.
299 Park Avenue
New York, New York 10171          2,887,143(5)(7)                 15.13%

Wellington Management Company
75 State Street
Boston, Massachusetts 02109       1,946,690(5)(8)                 12.02%

KAIM Non-Traditional, L.P.
1800 Avenue of the Stars,
 2nd Floor
Los Angeles, California 90067       889,200(5)(9)                  5.49%

Creditanstalt American Corp.
245 Park Avenue
New York, New York 10167            850,000(5)(10)                 5.03%

_________________________
*Less than one percent.

(footnotes on next page)

(1) Includes shares of Common Stock issuable upon the exercise of stock options, which are exercisable within 60 days of June 3, 1997.

(2) Includes options to purchase shares of Common Stock granted to the following directors: 125,000 to Jody Frank (at an average exercise price of $7.21 per share); and 100,000 to Robert E. Lund (at an average exercise price of $4.23 per share).

(3) Includes 3,812 shares owned by Jody Frank as custodian for Aaron Frank, Rebekah Frank and Lucy Frank, Mr. Frank's minor children.

(4) Includes options to purchase 435,000 shares of Common Stock granted to the following executive officers: 200,000 to E. Craig Sanders (at an average exercise price of $3.38 per share); 100,000 to Bonnie S. Biumi (at an average exercise price of $5.69 per share); 45,000 to Lawrence T. Ellman (at an average exercise price of $5.69 per share); 85,000 to Bruce W. Renard (at an average exercise price of $3.79 per share); and 5,000 to C. Keith Pressley (at an average exercise price of $5.13).

(5) Information provided by Schedule 13D and/or 13Gs filed by such persons. The Company has not independently verified such information.

(6) Of such shares, Heartland Group has sole voting power as to 3,188,000 shares and sole dispositive power as to 3,858,100 shares.

(7) Includes: (i) options to acquire 30,000 shares of Common Stock of the Company at an average exercise price of $3.62, held for the benefit of UBS Partners, Inc. by directors Charles J. Delaney and Justin S. Maccarone; and
(ii) 2,857,143 shares of Common Stock issuable upon conversion of 150,000 shares of Preferred Stock currently outstanding. All of the outstanding Preferred Stock is owned by UBS Partners, Inc. (a wholly-owned subsidiary of Union Bank of Switzerland).

(8) Wellington Management Company ("Wellington"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has reported in a Schedule 13G that it is the beneficial owner of 1,946,690 shares of the Company's Common Stock held of record by Wellington's clients. Wellington shares dispositive power over all such shares and shares voting power as to 284,890 of such shares. Wellington's Schedule 13G discloses that one of its clients, Vanguard Explorer Fund, Inc. ("Vanguard"), has the right to receive, or to direct the receipt of, dividends from, or other proceeds from the sale of, more than 5% of the outstanding Common Stock of the Company. Vanguard, the mailing address of which is P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600, has reported in its own Schedule 13G that it is the beneficial owner of 1,225,000 shares of the Company's Common Stock, or 7.56% of the outstanding Common Stock. Vanguard has the sole power to vote and shared power to dispose of such shares.

(9) Of such shares, KAIM Non-Traditional, L.P. has shared voting and dispositive power as to 889,200 shares and sole voting and dispositive power as to 15,000 shares.

(10) Includes 700,000 currently exercisable warrants.

                               EXECUTIVE OFFICERS

     The following sets forth the name, age and position of each of the executive officers of the Company:

Name                 Age     Position
----------------     ---     ---------
E. Craig Sanders      52     President, Chief Executive Officer, Director

David A. Arvizu       48     Senior Vice President-Sales and Marketing

Bonnie S. Biumi       35     Chief Financial Officer, Executive Vice President

Lawrence T. Ellman    45     Executive Vice President/President-
                             National Accounts

C. Keith Pressley     53     President-Inmate Telecommunications Division

Bruce W. Renard       43     General Counsel and Executive Vice President-Legal
                             and Regulatory Affairs/Carrier Relations

Neil N. Snyder, III   50     Chief Operating Officer, Executive Vice President

     The principal occupation of each executive officer (other than E. Craig Sanders) for at least the last five years is set forth below:

     David A. Arvizu joined the Company in March 1997 as Senior Vice President of Sales and Marketing for local and regional markets. From 1994 to 1997 Mr. Arvizu served as Vice President-Western Region of Western Union Financial Services, Inc. From 1991 to 1994, he was president of a sales, marketing and consulting service for a co-op of independent Pepsi-Cola franchisees. Prior to 1991, Mr. Arvizu spent twenty years in sales and brand management positions with PepsiCo Inc. and General Foods Corp.

     Bonnie S. Biumi joined the Company in July 1994. Since that time she has served as Chief Financial Officer and, since February 1996, has also served as an Executive Vice President. Prior to joining the Company, Ms. Biumi was a Senior Manager with Price Waterhouse LLP in Miami, Florida. Ms. Biumi is a certified public accountant.

     Lawrence T. Ellman joined the Company in June 1994 as President of its Pay Telephone Division and held that office until February 1996 when he became Executive Vice President-Sales. Since September 1996, he has served as Executive Vice President/President-National Accounts. From 1990 until joining the Company, Mr. Ellman was President of Atlantic Telco Joint Venture, an independent public telephone operator acquired by the Company in June 1994. For approximately eight years prior thereto, he was Executive Vice President and Chief Financial Officer of American Potomac Distributing Company, a beverage distributor.

     C. Keith Pressley joined the Company in February 1994 as Vice President of Management Information Systems. He became President of the Inmate Telecommunications Division in June 1996. From 1991 to 1994, he was Director of Information Systems for Smith International, Inc., an oil field services company.

     Bruce W. Renard joined the Company as General Counsel and Vice President-Regulatory Affairs in January 1992 and, since February 1996, has served as General Counsel and Executive Vice President-Legal & Regulatory Affairs/Carrier Relations. From September 1, 1991 to December 31, 1991, Mr. Renard was a sole practitioner specializing in legal and regulatory consulting services to the telecommunications and utility industries. From August 1984 to September 1991, Mr. Renard was a partner with the Florida law firm of Messer, Vickers, Caparello, French and Madsen, managing the utility and telecommunications law sections of the firm. Prior to that time, Mr. Renard served as Associate General Counsel for the Florida Public Service Commission.

     Neil N. Snyder III joined the Company in September 1996 as Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Snyder served as a career officer in the U.S. Army rising to the rank of Brigadier General.


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                                       14

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1996, 1995 and 1994, the compensation paid by the Company to its Chief Executive
Officer and each of the four remaining most highly compensated executive officers for the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                    Long-Term
                                                   Compensation
                                                     Awards
                                                   -----------
                          Annual Compensation        Shares
Name and                 -----------------------   Underlying      All Other
Principal Position       Year   Salary    Bonus    Options(#)   Compensation(1)
----------------------   ----  --------  -------   -----------  ---------------
E. Craig Sanders(2)      1996  $212,000  $130,000    600,000          -
President and Chief
Executive Officer

Robert E. Lund (3)       1996   161,000    50,000     60,000          -
                         1995    14,000      -        10,000          -
                         1994      -         -        15,000          -

Bonnie S. Biumi,         1996   169,000    61,000       -          $2,400
Chief Financial          1995   150,000    25,000       -           2,300
Officer, Executive       1994    66,000      -       100,000         -
Vice President

Lawrence T. Ellman       1996   167,000    43,000       -            -
Executive Vice           1995   150,000    25,000       -            -
President; President     1994   105,000    10,000     45,000         -
- National Accounts

Bruce W. Renard,         1996   192,500   115,000(4)    -            -
Executive Vice           1995   172,000    25,000     50,000          400
President, Legal &       1994   150,000      -        20,000        2,000
Regulatory Affairs/
Carrier Relations,
General Counsel

C. Keith Pressley,       1996   112,000    10,500       -           1,800
President - Inmate       1995   100,000      -          -           1,800
Telecommunications       1994    84,000      -         5,000         -
Division

____________________
(1) The amounts disclosed in this column include the Company's contributions on behalf of the named executive officer to the Company's 401(k) retirement plan in amounts equal to 25% of the executive officer's yearly participation in the plan.

(footnotes continued on next page)


(2) Mr. Sanders joined the Company in May 1996.

(3) Mr. Lund served as Chief Executive Officer of the Company from November 1995 until May 1996 and as President from February 1996 until May 1996.

(4) Does not include a $50,000 bonus contingent on certain factors related to the implementation of the Telecommunication Act of 1996.

     The following table sets forth certain information with respect to stock options granted during the year ended December 31, 1996 to the executive officers named in the Summary Compensation Table:

                                                                  Potential
                                                                  Realizable
                                                                  Value
                         OPTION GRANTS IN LAST FISCAL YEAR        of Assumed
                               INDIVIDUAL GRANTS                  Annual Rates
                 -----------------------------------------------  of Stock Price
                                                                  Apreciation
                 Number of   % of Total                           for Option
                 Securities  Options Granted Exercise or Expira-  Term(1)
                 Underlying  to Employees in Base price  tion     -------------
                 Options     Fiscal Year     ($/share)   Date      5%     10%
                 ----------- --------------- ----------- -------  -----  ------
Robert E. Lund     50,000          5.75%        $2.50    7/31/01 $34,535 $76,314
                   10,000          1.15          2.68    7/15/01   7,404  16,362

E. Craig Sanders  100,000         11.49          2.50    7/31/06 157,224 398,436
                  100,000(2)      11.49          4.25    7/31/06   --    223,436
                  100,000(2)      11.49          5.25    7/31/06   --    123,426
                  100,000(2)      11.49          6.25    7/31/06   --     23,486
                  200,000(2)      22.99          7.25    7/31/06   --      --

_____________________
(1) These amounts represent assumed rates of appreciation which may not necessarily be achieved. The actual gains, if any, are dependent on the market value of the Company's Common Stock at a future date as well as the option holder's continued employment throughout the vesting period. Appreciation reported is net of exercise price.

(2) Represents options that the Company is contractually obligated to issue that have not yet been issued.


     The following table sets forth certain information as to each exercise of stock options during the year ended December 31, 1996 by the executive officers named in the Summary Compensation Table and the fiscal year end value of unexercised options:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 Value of
                                                                 Unexercised
                                            Number of            In-the-Money
                                            Unexercised Options  Options at
                                            at Fiscal Year End   Fiscal Year
                                                                 End
                                            -------------------  ------------
                 Shares Acquired  Value     Exercisable/         Exercisable/
     Name        on Exercise(s)   Realized  Unexercisable        Unexercisable
---------------  ---------------- --------- -------------------  -------------
E. Craig Sanders       -             -       200,000/400,000       $69,000/-

Robert E. Lund         -             -       100,000/-             39,600/-

Bonnie S. Biumi        -             -       66,666/33,334             -/-

Lawrence T. Ellman     -             -       30,000/15,000            -/-

Bruce W. Renard        -             -       68,333/16,667       25,000/12,500

C. Keith Pressley         -             -         5,000/-            -/-

                              EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with E. Craig Sanders, the President and Chief Executive Officer of the Company. The employment agreement is for a term commencing May 2, 1996 and ending on December 31, 1998. The agreement provides for a base salary at the annual rate of $300,000, subject to increase upon the review of the Board. The agreement provides for bonus compensation based upon the attainment of performance targets. The agreement provides for the grant of stock options for 600,000 shares of the Company's Common Stock at exercise prices ranging from $2.50 to $7.25 per share, vesting at various dates during the contract term. If the Company terminates Mr. Sanders' employment without cause (except in the circumstances described in the following sentence), the Company will pay Mr. Sanders an amount equal to 200% of his base salary in effect on the date of the termination, as well as provide those fringe benefits enjoyed by him at the date of his termination for a period of two years or, to the extent Mr. Sanders is not eligible to participate in any Company fringe benefit plans, the after tax value of such benefits. If, after a change in control of the Company, Mr. Sanders' employment is terminated by the Company without cause or terminated by Mr. Sanders for good reason, the Company will pay him an amount equal to 200% of the sum of his base salary plus the maximum bonus compensation which he would have been entitled to receive had the Company achieved the performance targets to which bonus compensation is tied for the year of such termination and will continue to provide him with those fringe benefits enjoyed at the date of his termination for a period of two years or, to the extent Mr. Sanders is not eligible to participate in any Company fringe benefit plans, the after tax value of such benefits. In addition, upon a change in control of the Company, all options granted to Mr. Sanders will vest.

     Robert E. Lund served as Chief Executive Officer from November 1995 until May 1996 under an agreement which provided that Mr. Lund would receive a salary of $27,500 per month, in addition to other benefits and reimbursements, and was terminable by Mr. Lund or the Company upon 30 days notice. The agreement was terminated in May 1996.

     The Company is a party to an employment agreement with Bonnie S. Biumi, the Chief Financial Officer and an Executive Vice President of the Company. The employment agreement is for a term commencing July 11, 1994 and ending December 31, 1998. The agreement provides for automatic one year extensions thereafter unless either party gives notice that it is not to be extended. The agreement provides for a base salary at the annual rate of $150,000, increasing 10% each year, provided the Company has met certain income targets. The base salary may also be increased annually by merit increases or at any time at the discretion of the Board of Directors. Ms. Biumi may, at the sole discretion of the Company, be granted a bonus. If the Company terminates Ms. Biumi's employment agreement without cause or Ms. Biumi terminates the agreement for certain defined reasons, the Company will pay Ms. Biumi (a) her base salary through the termination date and (b) as severance pay a lump sum amount equal to 200% of Ms. Biumi's annual base salary at the highest rate in effect during the 12 months immediately preceding termination. Upon termination in connection with a change in control of the Company, Ms. Biumi shall receive (a) her base salary through the termination date, (b) all other benefits provided in the employment agreement in connection with a change in control, (c) severance pay equal to 200% of her annual base salary at the highest rate in effect during the 12 months immediately preceding such termination and (d) options granted to Ms. Biumi under the employment agreement will vest. Upon termination of her employment for disability, Ms. Biumi is entitled to 100% of her base salary then in effect for one year and 50% of her base salary for two additional years.

     The Company is a party to an employment agreement with Lawrence T. Ellman, Executive Vice President/President-National Accounts. The employment agreement is for a term commencing June 22, 1994 and ending December 31, 1997. The agreement provides for a base salary at the annual rate of $150,000, increasing 10% each year with the approval of the Board of Directors, and a minimum annual bonus of $25,000. The Company has no obligation to pay Mr. Ellman benefits upon a termination for cause, disability or death. Upon termination in connection with a change of control of the Company, Mr. Ellman shall receive (a) his base salary through the termination date and (b) severance pay equal to 100% of his annual base salary at the highest rate in effect during the 12 months immediately preceding such termination.

     The Company is a party to an employment agreement with Bruce W. Renard, the Company's General Counsel and Executive Vice President -- Legal and Regulatory Affairs/Carrier Relations. The employment agreement is for a three year term commencing on January 1, 1995 and ending on December 31, 1997. The agreement provides for payment of a base salary initially fixed at the annual rate of $172,500 with an annual increase of 10%, provided the Company has met certain income targets. If the Company terminates Mr. Renard's employment without cause or Mr. Renard terminates the agreement for certain defined reasons, the Company will pay Mr. Renard (a) his base salary through the date of termination and (b) as severance pay a lump sum amount equal to 100% of Mr. Renard's salary in effect during the 12 months immediately preceding termination. Mr. Renard's employment agreement also provides that upon termination in connection with a change in control, Mr. Renard shall receive (a) his base salary through the termination date, (b) all other benefits provided in the employment agreement in connection with a change in control, (c) as severance pay a lump sum amount equal to 100% of his highest annual base salary in effect during the 12 months immediately preceding the termination and (d) options granted to Mr. Renard under the employment agreement will vest. Mr. Renard's agreement is otherwise similar to that of Ms. Biumi.

     The employment agreements above restrict the employee from competing with the Company for one year in the areas in which the Company then operates following termination of the agreement. Under Ms. Biumi's and Mr. Renard's agreements, the Company may terminate an employment agreement without further payment if the employee materially breaches his or her obligations and duties under the agreement or is convicted of a felony under certain circumstances or upon the death of the employee. Under Mr. Ellman's agreement, the Company may terminate the agreement without further payment if the employee commits a felony involving serious moral turpitude, refuses to perform his duties, or engages in misconduct injurious to the Company.

     The Company is a party to a change in control agreement with C. Keith Pressley, President-Inmate Telecommunications Division. Upon termination in connection with a change of control of the Company, Mr. Pressley shall receive
(a) his base salary through the termination date, (b) severance pay equal to 50% of his annual base salary at the highest rate in effect during the 12 months immediately preceding such termination and (c) all options granted to Mr. Pressley will vest.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of three non-employee directors. The Committee is responsible for reviewing and approving the compensation paid to executive officers of the Company, including salaries, bonuses and stock options. Following review and approval by the Committee, actions pertaining to executive compensation are reported to the full Board of Directors.

Compensation Philosophy

     The Company's compensation philosophy is characterized by the following three features: (i) competitiveness as to salary, (ii) granting only performance-based bonuses and (iii) granting a significant portion of an executive's compensation in stock options that vest over an extended period (e.g., five years) with exercise prices at or above fair market value at the time of grant. In light of the Company's past financial difficulties and continuing efforts to return to profitability, and in light of the effects of the passage of the Telecommunications Act of 1996 on the Company and the telecommunications industry in general, the Company believes its compensation program should be designed to allow the Company to attract, motivate and retain executives of the highest caliber to permit the Company's future growth and profitability. Since 1996, the new management of the Company has made special efforts to ensure that the Company's compensation program is structured to provide incentives for executive officer performance that promote continuing improvement in the Company's financial results and long-term shareholder value. As a general matter, executive compensation is set by the Company at levels which take into account the compensation paid by companies of similar size and complexity. The program is also designed to align the interests of the Company's executives and its shareholders by providing for payment of a significant portion of incentive compensation in the form of options to purchase the Company's Common Stock. Such option grants generally vest over a period of years to encourage executive retention. Moreover, each executive officer's compensation is based upon both individual performance and Company performance. Consideration is given to the Company's income, earnings per share, cash flow, revenue growth, EBITDA and other factors. The contributions of each executive officer to such items are evaluated in determining adjustments to salaries and whether incentive awards will be made. Certain executive officers have entered into employment contracts with the Company which take these factors into consideration. The Committee also uses subjective criteria it deems relevant in its reasonable business discretion.

Executive Compensation

     As may be seen in the Summary Compensation Table included on page 15, the compensation of executive officers consists of three principal parts, each of which is reviewed by the Committee, consistent with the Company's compensation philosophy set forth above. Annual salaries shown in the table represent the fixed portion of compensation for the year. Changes in salary depend upon Company as well as individual performance. Given the Company's recent financial performance, at the recommendation of the Chief Executive Officer, the Company has frozen senior management salaries for 1997. The bonus shown in the table paid to executive officers also depends on the performance of the individual and the financial performance of the Company. The final component of compensation arises from the Company's grant of stock options to executive officers. The Company has a history of encouraging employee ownership of the Company's stock. The Committee sets the number of options to be granted based upon the recipient's performance. All options are granted at or above fair market value (see, for example, "Option Grants in Last Fiscal Year" on page 16), and, therefore, any value which ultimately accrues to the executive officer is based entirely on the Company's performance, as perceived by investors who establish the price for the Company's stock. As noted above, options granted by the Company generally vest over an extended period.

     Robert E. Lund joined the management of the Company as Chief Executive Officer in November 1995 pending the Company's search for a permanent Chief Executive Officer. Mr. Lund's compensation as an employee of the Company was set at $27,500 per month, which salary he received from December 1995 until May 1996. This salary was set after arms-length negotiations between the Company and Mr. Lund and was set at a level believed by the Company to be competitive for the telecommunications industry. Mr. Lund received a $50,000 bonus in 1996 and was granted 50,000 options in respect of his service as President and Chief Executive Officer.

     E. Craig Sanders became President and Chief Executive Officer of the Company in May 1996. Mr. Sanders' base salary as an employee of the Company is set at $300,000 annually and includes other terms as set forth in the "Employment Agreements" section of this Proxy Statement. These terms were established after arms-length negotiations between the Company and Mr. Sanders and are believed by the Company to be appropriate for an executive of Mr. Sanders' experience in the increasingly competitive and rapidly evolving telecommunications industry.

     Rules of the Securities and Exchange Commission require the inclusion in this Proxy Statement of a graph of the cumulative total return to shareholders during the previous 5 years in comparison with a broad market index and a peer group index. The Company's record in this area is a factor of management's performance considered by the Compensation Committee.

The Compensation Committee

Respectfully Submitted,

Charles J. Delaney
Jody Frank
Justin S. Maccarone


           Compensation Committee Interlocks and Insider Participation

     Robert E. Lund served as a member of the Compensation Committee of the Board of Directors during 1996 and, from November 29, 1995 through May 1, 1996, served as the Chief Executive Officer of the Company.

     Compensation Committee member Jody Frank has outstanding loans from the Company, which loans are described below. See "Certain Relationships and Related Transactions."

                                PERFORMANCE GRAPH

     The following graph shows a comparison of the five year  cumulative  return
(assuming  reinvestment of any dividends) among the Company,  the American Stock
Exchange  Market  Value  Index  ("AMEX"),  the  NASDAQ  Total  Return  Index (US
Companies)    ("ASDAQ-US"),    and   the   NASDAQ   Total    Return    Industry
Index-Telecommunications  ("NASDAQ-Telecom"),  a  peer  group  selected  by  the
Company.  This graph and table assume an  investment of $100 in the Common Stock and each index on December 31,  1991.  Effective  November 13, 1996,  the Common
Stock of the Company began trading on the American Stock  Exchange.  Previously, the Company's  stock was traded on the NASDAQ's  National  Market System and the
SmallCap Market.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.






                  1991      1992     1993      1994      1995     1996
                 -------   -------  -------  --------   -------  --------
AMEX               100        101     121        110      139       148
NASDAQ-US          100        116     134        131      185       227
NASDAQ-Telecom     100        123     189        158      207       212
Company            100        115     150         47       24        33


     The following table sets forth certain information regarding the repricing of stock options granted to executive officers of the Company in the last ten years:

                            TEN-YEAR OPTION REPRICING

                                                                     Length
                        Number of                                    of
                        Securit-                                     Orginal
                        ies       Market                             Option
                        Underly-  Price of      Exercise             Term Re-
                        ing       Stock at      Price at             maining at
                        Options   time of       Time of Re-  New Ex- Date of Re
                        Repriced  Repricing     pricing or   ercise  pricing or
Name            Date    Amended   or Amendment  Amendment    Price   Amendment
--------------  ------- --------  ------------  -----------  ------- ----------
Jeffrey Hanft,  10/9/96 250,000   $4.25         $8.50        (1)     28 months
former
Chairman,
President and
Chief Executive
Officer

________________________
(1) In connection with the termination of Mr. Hanft's employment with the Company, Mr. Hanft agreed to pledge his options and the underlying shares to the Company to secure certain prior indebtedness owed by Mr. Hanft to the Company. As a part of the consideration for such pledge, in the event of a change in control of the Company occurring on or prior to December 31, 1998, the exercise price of Mr. Hanft's options will be adjusted to the market price prevailing immediately prior to such change in control.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1996, the Company has engaged in the following transactions with directors and/or executive officers of the Company, shareholders listed in the security ownership table on page 11, or with businesses with which they are associated:

     As disclosed in previous proxy statements, the Company loaned certain funds (the "Company Loans") to Jody Frank, and certain now former executive officers of the Company (the "Borrowers") for the reasons described below. Each of the Company Loans was made following approval by the members of the Board of Directors who were not parties to the transactions as a means to provide the Borrowers with a vehicle to refinance certain commercial bank indebtedness they had incurred to exercise Company stock options and pay related income taxes. The Borrowers exercised the stock options in December 1993 to purchase the Company's Common Stock for purposes of increasing the Company's shareholders' equity without accessing the external capital markets. The Borrowers personally borrowed the funds to exercise the options from a commercial bank and pledged the Company's Common Stock issued upon exercise as collateral for the bank loans ("Bank Loans"). This equity increase in turn was a significant factor in permitting the Company to increase its credit facility from $60.0 million to $125.0 million in February 1994.

     Commencing in May 1994, as the market price of the stock declined, the bank on several occasions required the Borrowers to pay down the Bank Loans or provide additional collateral. The Borrowers approached the disinterested members of the Company's Board of Directors to seek the Company's assistance in refinancing a portion of their Bank Loans. The Company then advanced the Company Loans, including an aggregate of $213,217 to Mr. Frank, of which $143,217 was to refinance his bank loan and $70,000 was in connection with the payment of personal income taxes related to the phantom gain incurred upon the December 1993 exercise of the stock options mentioned above.

     In February 1996, the Company agreed to restructure the full principal amount of Mr. Frank's loans plus accrued interest in an aggregate amount of $248,501. In connection with the restructuring, the Company received from Mr. Frank a stock pledge agreement encumbering 35,000 shares of Common Stock of the Company held by Mr. Frank. As restructured, $124,250.50 of Mr. Frank's loans are evidenced by a non-recourse promissory note (which note limits enforcement of the note to the 35,000 pledged shares of Common Stock) bearing interest at the rate of 6.43% annually, and payable in full on February 1, 2001. The remaining $124,250.50 is evidenced by a promissory note bearing interest at the rate of 6.19% annually and payable in five annual installments beginning on February 1, 2002. Except for such restructured loan and related pledge of Common Stock, Mr. Frank has no indebtedness to the Company.

     In April 1996, the Company amended its credit facility with Creditanstalt-Bankverein to accomplish, among other things, the following: (i) Creditanstalt-Bankverein waived defaults arising under the credit facility; and,
(ii) the line of credit under the credit facility was decreased from $40 million to $10 million. At the same time, the Company decreased to $5.25 the exercise price of the warrants held by Creditanstalt American Corporation to acquire Common Stock or Series B Preferred Stock of the Company that had not already been repriced. The warrants repriced in April 1996 consisted of warrants to acquire 150,000, 300,000 and 50,000 shares at exercise prices of $8.00 per share, $9.33 per share and $9.00 per share, respectively. On March 26, 1997, the Company increased its credit facility with Creditanstalt-Bankverein from $10,000,000 to $20,000,000. Since January 1, 1996 the Company has paid Creditanstalt-Bankverein $425,000 in fees as a lender in connection with the Company's credit facilities.


             Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16 of the Securities Exchange Act of 1934, the Company's directors, certain of its officers, and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in the Company's equity securities; such persons are also required to furnish the Company with copies of such reports. Based solely upon the reports and related information furnished to the Company, the Company believes that all such filing requirements were complied with in a timely manner during and with respect to 1996 except that for Mr. Snyder one report regarding one transaction was filed late.


                       CERTAIN INFORMATION AS TO INSURANCE

     No shareholder action is required with respect to the following information which is included to fulfill the requirements of Sections 725 and 726 of the Business Corporation Law of the State of New York. Effective December 31, 1996, the Company renewed insurance providing for reimbursement, with certain exclusions and deductions, to (i) the Company for payments it makes to indemnify directors and officers of the Company and its subsidiaries, and (ii) directors and officers for losses, costs and expenses incurred by them in connection with their acts in those capacities for which they are not indemnified by the Company. This insurance is provided to the Company by Reliance Insurance Company and Genesis Insurance Company. The cost of this insurance is $345,000 for a one year term.


                    RELATIONSHIP WITH THE COMPANY'S AUDITORS

     The Company is not required to obtain shareholder approval or ratification of its selection of its auditors under the laws of the State of New York, and the Audit Committee and the Board of Directors reserve the right to make any change in auditors at any time, and without shareholder approval, which the Board of Directors and Audit Committee deem advisable or necessary. Representatives of Ernst & Young LLP, the Company's current auditors, are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

     On December 15, 1995, the Board of Directors of the Company approved the recommendation of the Audit Committee not to retain Price Waterhouse LLP, of Miami, Florida, as the independent accountant chosen to audit the Company's financial statements and approved the appointment of Ernst & Young LLP, Miami, Florida, as the Company's independent accountant, which appointment of Ernst & Young LLP became effective immediately.

     Price Waterhouse LLP's reports on the financial statements of the Company for 1993 and 1994, the last two fiscal years audited by such firm, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to audit scope or accounting principles. Their report on the Company's December 31, 1994 financial statements dated March 28, 1995, except as to the second paragraph of Note 17 and as to Note 18, which were as of May 31, 1995, did contain an explanatory paragraph with respect to certain matters which raised substantial doubt about the Company's ability to continue as a going concern and an explanatory paragraph with respect to certain then pending litigation.

     During 1993 and 1994, and during the subsequent interim period preceding the date of Price Waterhouse LLP's replacement, there was no disagreement with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make a reference to the subject matter of the disagreement in connection with its reports.

     On June 27, 1995, Price Waterhouse LLP reported to the Audit Committee that the Company did not achieve proper cut-off of its quarterly financial information for the first half of 1994 and that such failure, in its opinion, constituted a material weakness. This matter was discussed by the Audit Committee with Price Waterhouse LLP and the Company has addressed this matter by implementing improved cut-off controls and establishing a policy of having its independent accountants review quarterly information prior to its release. The Company authorized Price Waterhouse LLP to respond fully to the inquiries of Ernst & Young LLP regarding such matter.


                                  OTHER MATTERS

     Management is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy- holders.

                             SOLICITATION PROCEDURES

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses incurred in forwarding proxies and proxy material to the beneficial owners. Solicitations may also be made by employees of the Company, without additional compensation, by use of the mails, telephone, telegraph or otherwise. The Company has retained a proxy solicitation firm, D.F. King & Co., Inc., to assist in the solicitation of proxies and estimates that such services will cost approximately $5,000 (plus reasonable out-of-pocket expenses).


                              SHAREHOLDER PROPOSALS

     Under the regulations applicable to the solicitation of proxies, shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must have been received by the Company not later than February 13, 1998, at its principal executive offices, 2300 N.W. 89th Place, Miami, Florida 33172, Attention: E. Craig Sanders, President, for inclusion in the Proxy Statement relating to the 1998 Annual Meeting of Shareholders.

                           By Order of the Board of Directors,



                           /s/ Francis J. Harkins
                           Francis J. Harkins, Vice President and Secretary



Miami, Florida
June 13, 1997

                           EXHIBIT TO PROXY STATEMENT



                         PEOPLES TELEPHONE COMPANY, INC.

                               1997 Incentive Plan


     SECTION 1. Purpose. The purpose of this 1997 Incentive Plan (the "Plan") of Peoples Telephone Company, Inc. (together with any successor thereto, the "Corporation") is (a) to promote the identity of interests between shareholders, directors, officers, employees, and consultants of the Corporation by encouraging and creating significant ownership of Common Stock of the Corporation by directors, officers and other employees of the Corporation and its subsidiaries; (b) to enable the Corporation to attract and retain qualified directors, officers, employees, and consultants who contribute to the Corporation's success by their ability, ingenuity and industry; and (c) to provide meaningful long- term incentive opportunities for directors, officers, employees, and consultants who are responsible for the success of the Corporation and who are in a position to make significant contributions toward its objectives.

     SECTION 2. Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

     2.01. "Award" means any Performance Award, Option, Stock Appreciation Right, Dividend Equivalent, or Other Stock-Based Award, or any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

     2.02. "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     2.03. "Board" means the Board of Directors of the Corporation.

     2.04. "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

     2.05. "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee and any subcommittee thereof, shall consist of two or more directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and is also an "Outside Director" within the meaning of Section 162(m) of the Code and the regulations thereunder.

     2.06. "Corporation" is defined in Section 1.

     2.07. "Covered Employee" has the same meaning as set forth in Section 162(m) of the Code, and the regulations thereunder.

     2.08.  "Dividend  Equivalent" means a right, granted to a Participant under
Section 6.03, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

     2.09. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     2.10. "Fair Market Value" means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sales price on that date of a Share as reported on the stock exchange or automated stock quotation system on which Shares may be listed or quoted; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value shall be the weighted average of the closing prices on the nearest date before and the nearest date after the valuation date (the "Average"). The Average is to be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date.

     2.11. "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

     2.12. "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

     2.13. "Option" means a right, granted to a Participant under Section 6.04, to purchase Shares, other Awards, or other property at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

     2.14. "Other Stock-Based Award" means a right, granted to a Participant under Section 6.06, that relates to or is valued by reference to Shares.

     2.15. "Participant" means a person who, as a director, officer, employee or consultant of the Corporation or any Subsidiary, has been granted an Award under the Plan.

     2.16.  "Performance  Award" means a right,  granted to a Participant  under
Section 6.02, to receive cash, Shares, other Awards, or other property the payment of which is contingent upon achievement of certain performance goals specified by the Committee.

     2.17. "Plan" is defined in Section 1.

     2.18.  "Rule  16b-3"  means Rule  16b-3,  as from time to time  amended and
applicable  to   Participants,   promulgated  by  the  Securities  and  Exchange
Commission under Section 16 of the Exchange Act.

     2.19. "Shares" means the Common Stock, $.01 par value, of the Corporation and such other securities of the Corporation as may be substituted for Shares or such other securities pursuant to Section 9.

     2.20. "Stock Appreciation Right" means a right, granted to a Participant under Section 6.05, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards, or other property as specified in the Award or determined by the Committee.

     2.21. "Subsidiary" means any corporation (other than the Corporation) with respect to which the Corporation owns, directly or indirectly, more than 50% of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

     2.22. "Year" means a calendar year.

     SECTION 3. Administration.

     3.01. Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

     (i) to select and designate Participants;

     (ii) to designate Subsidiaries;

     (iii) to determine the type or types of Awards to be granted to each Participant;

     (iv) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, the applicable performance goals, the certification of achievement of such goals prior to the settlement of an Award, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

     (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

     (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

     (vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

     (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

     (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

     (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     3.02. Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting, and the Committee shall establish other rules governing meetings of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.

     3.03. Limitation of Liability. Each member of the Committee shall be entitled to rely or act upon, in good faith, any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination, or interpretation.

     SECTION 4. Shares Subject to the Plan. Subject to adjustment as provided in
Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 1,350,000. For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee can reasonably estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award.

     If any Shares to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other Awards, or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan.

     SECTION 5. Eligibility. Awards may be granted only to individuals who are directors, officers or other employees and consultants of the Corporation or a Subsidiary; provided, however, that no Award shall be granted to any member of the Committee.

     SECTION 6. Specific Terms of Awards.

     6.01 General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, subject to the provisions of Section 10.02, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan and Section 162(m) of the Code, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of service as a director or employment by the Participant. Except as provided in Sections 7.03 and 7.04, only services may be required as consideration for the grant of any Award.

     6.02. Performance Awards. Subject to the provisions of Section 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

     (i) Award and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

     (ii) Other Terms. A Performance Award may be denominated in Shares and may be payable in cash, other Awards, or other property, and have such other terms as shall be determined by the Committee.

     6.03. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested; provided, however, that the payment of Dividend Equivalents shall not be made contingent upon a Participant's exercise of any Option awarded under Section 6.04..

     6.04. Options: The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7.03, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option.

     (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards issued under other Corporation plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant.

     (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, including but not limited to requirements related to aggregate maximum fair market value of underlying Shares, minimum exercise prices, Option duration and the requirement that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. In the event a Participant voluntarily disqualifies an Option as an Incentive Stock Option, the Committee may, but shall not be obligated, to make such additional Awards or pay bonuses as the Committee shall deem appropriate to reflect the tax savings to the Corporation which result from such disqualification.

     6.05. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

     (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specific period before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which, except as provided in Section 7.03, shall be not less than the Fair Market Value of one Share on the date of grant.

     (ii) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

     6.06. Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to the value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.06 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

     SECTION 7. Certain Provisions Applicable to Awards.

     7.01. Performance-Based Awards. Performance Awards, Dividend Equivalents and certain Other Stock-Based Awards subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of
Section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the performance goal shall be the attainment of preestablished amounts of annual net income of the Corporation.

     The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.

     7.02. Maximum Yearly Awards. A maximum of 500,000 Shares (or the equivalent Fair Market Value thereof with respect to Awards valued in whole or in part by reference to, or otherwise based on or related to, Shares) may be made subject to Performance Awards and Other Stock-Based Awards subject to performance criteria in any Year. The maximum payout of such Awards in any Year may not exceed 150% of the amount thereof, or 750,000 Shares in the aggregate and 187,500 Shares in the case of any Participant. A maximum of 750,000 Shares may be made subject to Options and Stock Appreciation Rights in any Year. No Participant may receive Awards covering or representing more than 25% of the maximum number of Shares which may be made subject to such types of Awards in any Year. Notwithstanding the foregoing, awards of Options granted in connection with an employee's initial employment with the Corporation or a Subsidiary shall not count toward or be subject to such limitations. The Share amounts in this
Section  7.02 are  subject to  adjustment  (i) by the  Committee  and (ii) under
Section 9, and are subject to the Plan maximum under Section 4.

     7.03. Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or at a different time from, the grant of such other Awards or awards. Subject to Section 9 hereof the per Share exercise price of any Option, grant price of any Stock Appreciation Right, or purchase price of any other Award conferring a right to purchase Shares:

     (i) Granted in substitution for an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date such substitute award is granted or such Fair Market Value at that date reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

     (ii) Retroactively granted in tandem with an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date of grant of the later Award or the date of grant of the earlier Award or award.

     7.04. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards (subject to Section 7.03), or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

     7.05. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     7.06. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include,without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend
Equivalents in respect of installment or deferred payments denominated in Shares.

     SECTION 8. General Restrictions Applicable to Awards.

     8.01. Restrictions Under Rule 16b-3.

          8.01.1. Six-Month Holding Period. Unless a Participant could otherwise transfer an equity security, derivative security, or Shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the , (i) an equity security issued under the Plan, other than an equity security issued upon exercise or conversion of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii), with respect to a derivative security issued under the Plan, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security; and (iii) any Award in the nature of a Stock Appreciation Right must be held for six months from the date of grant to the date of cash settlement.

          8.01.2. Nontransferability. Awards which constitute derivative securities (including any option, stock appreciation right, or similar right) shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a beneficiary designation authorized under Section 8.02) or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and, in the case of an Incentive Stock Option or, if then required by Rule 16b-3, any other derivative security granted under the Plan, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

          8.01.3. Compliance with Rule 16b-3. It is the intent of the Corporation that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

     8.02. Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered, or hypothecated to or in favor of any party (other than the Corporation or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Corporation or a

Subsidiary). Unless otherwise determined by the Committee (subject to the requirements of Section 8.01.2), no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Corporation under the terms of the
Plan); provided, however, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant or agreement applicable to such, except to the extent the Plan and such Award Agreement or agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

     8.03. Registration and Listing Compliance. The Corporation shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to any regulatory approval, registration, or any other applicable requirement of federal or state law, or subject to a listing requirement under any listing or similar agreement between the Corporation and any national securities exchange or automatic stock quotation system, until such approval or registration has been obtained and such laws, regulations, and contractual obligations of the Corporation have been complied with in full, although the Corporation shall be obligated to use its best efforts to obtain any such approval and comply with such requirements as promptly as practicable.

     8.04. Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange or automated stock quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other person as the Committee may designate.

     SECTION 9. Adjustment Provisions. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards, and (iii) the vesting, exercisability, exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, that in each case, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authorization would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, any Award or Award Agreement in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything to the contrary contained in the Plan, the Committee shall not, without further approval of the shareholders of the Company, authorize the amendment of any outstanding Option to reduce the exercise price of such Option, nor without such shareholder approval may the Committee authorize the cancellation of an outstanding Option and its replacement with an Option having a lower exercise price; provided, however, that the foregoing shall not prohibit appropriate adjustments to Options in the event of a stock split, reverse stock split, stock dividend or similar change to the Company's capital structure.

     SECTION 10. Changes to the Plan and Awards.

     10.01.  Changes  to  the  Plan.  The  Board  may  amend,  alter,   suspend,
discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Corporation's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automatic stock quotation system on which the Shares may be listed or quoted, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him.

     10.02. Changes to Awards. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may impair the rights of such Participant under such Award.

     SECTION 11. General Provisions.

     11.01. No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

     11.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of shareholder of the Corporation unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

     11.03. Tax Withholding. The Corporation or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of Participant's tax obligations.

     11.04. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Corporation or any Subsidiary or to interfere in any way with the right of the Corporation or any Subsidiary to terminate his or her employment at any time or increase or decrease his or her compensation from the rate in existence at the time of granting of an Award.

     11.05. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     11.06. Other Compensatory Arrangements. The Corporation or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

     11.07. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     11.08. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of laws, and applicable federal law.

     SECTION 12. Effective Date. The Plan shall be effective upon approval of the Plan by holders of the Corporation's capital stock entitled to vote thereon.

                         PEOPLES TELEPHONE COMPANY, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints E. Craig Sanders, Bonnie S. Biumi, Bruce W. Renard, or any one of them, with full power of substitution, the proxies of the undersigned, to vote all shares of Common Stock or Series C Cumulative Convertible Preferred Stock of Peoples Telephone Company, Inc. which the undersigned would be entitled to vote if personally present at the Annual
Meeting of Shareholders to be held on July 14, 1997, at 10:00 a.m., at the Radisson Mart Plaza Hotel at 711 Northwest 72nd Avenue, Miami, Florida 33126, and at any adjournments thereof, as to the matters specified on the reverse side, all as more fully described in the accompanying proxy statement. The Board of Directors currently knows of no other matters to be presented at the Annual Meeting. THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL ONE AND "FOR" PROPOSAL TWO.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL ONE AND "FOR" PROPOSAL TWO.

                           (Continued on reverse side)

1.  Election of Directors.     Nominees: Jody Frank, Robert E. Lund
                                          and E. Craig Sanders

FOR      WITHHELD              To withhold authority to vote for any individual
                               nominee, write that nominee's name in the space
                               provided below:
[   ]     [   ]                ______________________________________________


2.  To approve the adoption of the 1997 Incentive Plan

 FOR             AGAINST           ABSTAIN

[   ]             [   ]             [   ]


3. In their discretion, the proxy holders are authorized to transact and vote upon all other business as may properly come before the meeting and all adjournments of the meeting.

                               Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signatory is a corporation, a duly authorized officer should sign for the corporation. If shares are held jointly, each shareholder named should sign.

                               Date:____________________________________, 1997

                               _____________________________________________
                               Signature
                               _____________________________________________
                               Signature (if held jointly)